Exhibit 10.1

December 26th, 2014

Arthur C. Piculell Jr. and Marvin S. Hausman, CEO Entia Biosciences Inc. hereby extend Exhibit A attached hereto and made a part hereof as if fully set out herein.
1.	This agreement will be extended for one year from the above date with the interest rate of 8% from the original date of note August 13, 2013.
2.	In addition thereto Arthur C. Piculell Jr. will also receive a 5 year warrant for 50,000 shares with an exercise price of 50 cents. This warrant shall have a cashless exchange provision.
3.	All other terms shall remain the same as set forth in Exhibit A.

/s/ Marvin S. Hausman                                                                          Dated:  January 10, 2015
Marvin S. Hausman, CEO Entia Biosciences Inc.

/s/ Arthur C. Piculell Jr.                                                                          Dated:  January 10, 2015
Arthur C. Piculell Jr.